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                                                                   Exhibit 10.15

                      ADDENDUM TO MANUFACTURING AGREEMENT

      This ADDENDUM made effective as of the 26 October, 2001, is between SYNCO BIO PARTNERS B.V. (hereinafter "SYNCO") having an office at Paasheuvelweg
30, 1105 BJ Amsterdam Zuidoost, the Netherlands and NPS ALLELIX CORP., a corporation incorporated under the laws of Ontario and having as office at 6850 Goreway Drive, Mississauga, Ontario Canada L4V 1V7 (hereinafter "NPS ALLELIX").

      WHEREAS, SYNCO and NPS ALLELIX entered into a Manufacturing
Agreement, effective as of 17 May, 2001 (hereafter the "Agreement"); and

      WHEREAS, both NPS ALLELIX and SYNCO wish to continue the Agreement but in addition NPS ALLELIX now desires SYNCO to prepare a PTH Standard for NPS ALLELIX and SYNCO wishes to produce such PTH Standard for NPS ALLELIX.

      THEREFORE, the parties agree to the following addendum to the Agreement;

1. SYNCO shall produce a minimum of 4,500 vials of PTH Standard ("Vials of PTH Standard") in accordance with Appendix D. Each vial shall contain 0.3ml of a 2.1mg PTH/ml solution. The Vials of PTH Standard shal1 be prepared according to European GMP Guidelines. Batch Production Records shal1 be prepared by SYNCO and approved by NPS ALLELIX.

2. NPS ALLELIX shall pay SYNCO 31,500 Euros for the Vials of PTH Standard. On release of the Vials of PTH Standard by SYNCO to NPS ALLELIX, SYNCO shall invoice NPS ALLELIX in the amount of 31,500 Euros and NPS ALLELIX shall pay within thirty (30) days of such invoice.

3. The Vials of PTH Standard shall be filled by week 47 and tested as set out in Appendix D. SYNCO shall release the Batch Documents together with the Vials of PTH Standard to NPS within ten (10) weeks of filling the Vials of PTH Standard.

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4.    Unless explicitly altered by the Addendum, a1l terms of the Agreement as applicable shall apply to the production and release of the Vials of PTH Standard. Furthermore, this Addendum is not intended to alter any of the rights or obligations set out in the Agreement in the production of PTH under the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives


SYNCO BIO PARTNERS B.V.                    NPS ALLELIX CORP.


/s/ Mic N. Hamers                          /s/ Thomas B. Marriott
---------------------------                -----------------------------
Mic N. Hamers, Ph.D.                       Thomas B. Marriott, Ph.D.
Managing Director                          Vice President, Development Research